                                                  AMERICAN SKANDIA TRUST
                                                  SUB-ADVISORY AGREEMENT
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THIS AGREEMENT is between American Skandia Investment Services,  Incorporated (the "Investment  Manager") and William Blair
& Company, LLC (the "Sub-Adviser").

                                                    W I T N E S S E T H
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WHEREAS,  American  Skandia Trust (the "Trust") is a  Massachusetts  business  trust  organized  with one or more series of shares and is  registered  as an open-end  management  investment  company  under the  Investment  Company Act of 1940,  as amended (the "ICA"); and

WHEREAS,  the  Investment  Manager and the  Sub-Adviser  each is an  investment  adviser  registered  under the  Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of Trustees of the Trust (the  "Trustees")  have engaged the  Investment  Manager to act as  investment manager for the AST William Blair  International  Growth Portfolio (the  "Portfolio"),  one series of the Trust,  under the terms of a management agreement, dated November 11, 2002, with the Trust (the "Management Agreement"); and

WHEREAS, the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser,  and the
Trustees have approved the engagement of the Sub-Adviser,  to provide  investment advice and other investment  services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The Sub-Adviser  will formulate and implement a continuous and prudent  investment  program
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for the Portfolio  conforming to the investment  objective,  investment  policies and  restrictions of the Portfolio as set forth in the  Prospectus  and Statement of Additional  Information  of the Trust as in effect from time to time  (together, the "Registration  Statement"),  the Agreement and Declaration of Trust and By-laws of the Trust, any investment guidelines and procedures adopted by the Trustees,  or other  instructions  received by the Sub-Adviser in writing from the Investment
Manager from time to time.  Any  amendments to the foregoing  documents  will not be deemed  effective  with respect to the
Sub-Adviser  until the  Sub-Adviser's  receipt thereof.  The appropriate  officers and employees of the Sub-Adviser will be available to consult with the Investment  Manager,  the Trust and Trustees at reasonable  times and upon reasonable  notice concerning  the business of the Trust,  including  valuations of securities  which are not  registered for public sale, not traded on any  securities  market or otherwise  may be deemed  illiquid for purposes of the ICA;  provided it is understood
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that the Sub-Adviser is not responsible for daily pricing of the Portfolio's assets.

         Subject to the supervision and control of the Investment Manager,  which in turn is subject to the supervision and control of the Trustees,  the  Sub-Adviser  will in its discretion  and according to its expert  judgment  determine  which issuers and  securities  will be  purchased,  held,  sold or exchanged by the  Portfolio  or otherwise  represented  in the
Portfolio's  investment portfolio from time to time and, subject to the provisions of paragraph 3 of this Agreement,  place orders with and give  instructions to brokers,  dealers and others for all such transactions and cause such transactions to be executed.  At any time, upon request by the Investment  Manager,  the Sub-Adviser will provide to the Investment Manager a complete  list of the  current  holdings  of the  Portfolio.  The  Sub-Adviser  may  delegate  certain of its  investment advisory  and other  responsibilities  and duties  hereunder  to one or more  sub-sub-advisers;  subject  to: (i) the prior
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written  approval  of the  Investment  Manager,  (ii)  the  execution  of a  written  sub-advisory  agreement  between  the
Sub-Adviser  and its  delegate,  and  (iii)  the  approval  of such  agreement  by the  Trustees.  Under  the terms of such sub-advisory  agreement,  the  Sub-Adviser  shall  remain  responsible  for  ensuring  that the  investment  program of the
Portfolio is  maintained.  Custody of the  Portfolio  will be  maintained  by a custodian  bank (the  "Custodian")  and the
Investment  Manager  will  authorize  the  Custodian  to honor orders and  instructions  by  employees  of the  Sub-Adviser designated by the  Sub-Adviser  to settle  transactions  in respect of the  Portfolio.  No assets may be withdrawn from the
Portfolio  other than for settlement of transactions on behalf of the Portfolio  except upon the written  authorization  of appropriate  officers of the Trust who shall have been  certified as such by proper  authorities  of the Trust prior to the withdrawal.

         The Sub-Adviser  will be responsible for voting proxies  solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested.  In voting such proxies for the  Portfolio  the  Sub-Adviser  shall do so in a manner that is in the best  interests of the  Portfolio  and that is  consistent  with the  Sub-Adviser's  own written proxy voting guidelines or policies.

         In addition,  upon reasonable  request from the Investment  Manager the Sub-Adviser  (through a qualified  person)
will assist the pricing committee of the Investment  Manager or the Trust in valuing  securities of the Portfolio as may be required from time to time,  including making available  information of which the Sub-Adviser has knowledge  related to the securities being valued.

         The Sub-Adviser will not be responsible for the provision of  administrative,  bookkeeping or accounting  services to the  Portfolio  except  as  specifically  provided  herein,  as  required  by the ICA or the  Advisers  Act or as may be necessary for the  Sub-Adviser to supply to the  Investment  Manager,  the Portfolio or the  Portfolio's  shareholders  the information  required to be provided by the Sub-Adviser  hereunder.  Any records maintained hereunder shall be the property of the Portfolio and surrendered promptly upon request.

         In furnishing the services under this Agreement,  the Sub-Adviser  will comply with the  requirements  of: (i) the
ICA and the regulations  promulgated  thereunder;  (ii) Subchapters L and M (including,  respectively,  the diversification requirements  of Section  817(h) and the  qualification  requirements  for a Regulated  Investment  Company under  Sections
851(b)(1),  (2) and (3)) of the Internal Revenue Code and the regulations  promulgated  thereunder;  (iii) other applicable provisions  of state or federal law; (iv) the Agreement  and  Declaration  of Trust and By-laws of the Trust;  (v) policies and  determinations  of the Trust and the Investment  Manager provided to the Sub-Adviser in writing;  (vi) the fundamental and  non-fundamental  investment  policies and  restrictions  applicable to the Portfolio,  as set out in the  Registration
Statement in effect,  or as such investment  policies and restrictions  from time to time may be amended by the Portfolio's shareholders or the Trustees and communicated to the Sub-Adviser in writing; (vii) the Registration  Statement;  and (viii)
investment  guidelines,  including procedures adopted by the Trustees,  or other instructions  received in writing from the
Investment  Manager.  In connection with (ii) above, the Sub-Adviser shall: (1) notify the Investment  Manager  immediately of any failure to comply with or any  reasonable  belief of an  impending  failure to comply  with the  diversification  or qualification  requirements,  and (2) in the event of any failure to comply with  Section  817(h) of the  Internal  Revenue
Code at the end of any calendar  quarter,  the  Sub-Adviser  will take all  necessary  steps to  adequately  diversify  the
Portfolio  within the period under Treas.  Reg.  1.817-5.  Notwithstanding  the foregoing,  the  Sub-Adviser  shall have no responsibility  to monitor  compliance with limitations or restrictions for which  information from the Investment  Manager or its  authorized  agents  is  required  to enable  the  Sub-Adviser  to  monitor  compliance  with  such  limitations  or restrictions  unless such  information  is provided to the  Sub-adviser in writing.  The  Sub-Adviser  shall  supervise and monitor the  activities  of its  representatives,  personnel and agents in connection  with the  investment  program of the
Portfolio.

         Nothing in this Agreement shall be implied to prevent the Investment  Manager from engaging other  sub-advisers to provide  investment  advice and other  services  to the  Portfolio  or to series or  portfolios  of the Trust for which the
Sub-Adviser  does not provide such services,  or to prevent the Investment  Manager from providing such services  itself in relation to the Portfolio or such other series or portfolios.

         The  Sub-Adviser  shall be  responsible  for the  preparation  and filing of  Schedules  13D and 13G, and Form 13F reflecting the Portfolio's  securities  holdings,  as well as preparing and filing with any non-U.S.  jurisdiction any such similar  information  required  to  be  filed  by  the  Portfolio  reflecting  the  Portfolio's  securities  holdings.  The
Sub-Adviser  shall not be responsible for the  preparation or filing of any other reports  required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Adviser,  at  its  expense,  will  furnish  all  necessary  investment
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facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Portfolio  Transactions.  In connection  with the  investment and  reinvestment  of the assets of the
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Portfolio,  the Sub-Adviser is responsible for the selection of  broker-dealers  to execute purchase and sale  transactions for the Portfolio in conformity with the policy regarding brokerage as set forth in the Registration  Statement,  or as the
Trustees may determine  from time to time, as well as the  negotiation  of brokerage  commission  rates with such executing broker-dealers.  Generally,  the  Sub-Adviser's  primary  consideration in placing Portfolio  investment  transactions with broker-dealers  for execution  will be to obtain,  and maintain the  availability  of, best execution at the best available price.

         Consistent with this policy, the Sub-Adviser,  in selecting  broker-dealers and negotiating  brokerage  commission rates,  will take all relevant factors into  consideration,  including,  but not limited to: the best price available;  the best method of execution  available,  including the overall cost of  execution;  the  reliability,  integrity and financial condition of the broker-dealer or financial  intermediary  used; the size of and difficulty in executing the order; and the value of the expected  contribution  of the  broker-dealer  to the investment  performance of the Portfolio on a continuing basis.  Subject to such policies and procedures as the Trustees may determine,  the  Sub-Adviser  shall have  discretion to effect  investment  transactions for the Portfolio  through  broker-dealers  (including,  to the extent  permissible  under applicable law,  broker-dealers  affiliated with the Sub-Adviser)  qualified to obtain best execution of such  transactions who provide brokerage and/or research  services,  as such services are defined in section 28(e) of the Securities  Exchange
Act of 1934,  as  amended  (the  "1934  Act"),  and to cause  the  Portfolio  to pay any such  broker-dealers  an amount of commission for effecting a portfolio  investment  transaction in excess of the amount of commission  another  broker-dealer would have  charged  for  effecting  that  transaction,  if the  Sub-Adviser  determines  in good faith that such amount of commission is reasonable in relation to the value of the  brokerage or research  services  provided by such  broker-dealer, viewed in terms of either that  particular  investment  transaction  or the  Sub-Adviser's  overall  responsibilities  with respect to the Portfolio and other accounts as to which the Sub-Adviser  exercises  investment  discretion (as such term is defined in section  3(a)(35) of the 1934 Act).  Allocation of orders placed by the  Sub-Adviser  on behalf of the Portfolio to such  broker-dealers  as well as brokerage  and/or  research  services  shall be in such amounts and  proportions as the
Sub-Adviser  shall  determine in good faith in  conformity  with its  responsibilities  under  applicable  laws,  rules and regulations.  The Sub-Adviser will submit reports on such  allocations,  brokerage  services,  and research services to the
Investment  Manager  regularly as requested by the  Investment  Manager,  in such form as may be mutually  agreed to by the parties  hereto,  indicating  the  broker-dealers  or  others to whom  such  allocations  have been made and from whom such brokerage and/or research has been received and the basis therefor.

         Subject to the foregoing  provisions of this paragraph 3, the Sub-Adviser may also consider sales of shares of the
Portfolio,  or may consider or follow  recommendations  of the  Investment  Manager that take such sales into  account,  as factors in the selection of broker-dealers to effect the Portfolio's  investment  transactions.  Notwithstanding the above, nothing shall require the Sub-Adviser to use a  broker-dealer,  which provides  research  services,  or to use a particular broker-dealer that the Investment Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser  shall furnish the Investment  Manager monthly,  quarterly and annual
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reports,  as may  reasonably  be  requested  by the  Investment  Manager  concerning  the  transactions,  performance,  and compliance of the Portfolio so that the Investment  Manager may review and evaluate the  management of the  Portfolio.  The
Sub-Adviser  shall permit the books and records  maintained  with respect to the  Portfolio to be inspected  and audited by the Trust,  the Investment  Manager or their  respective  agents at all reasonable  times during normal business hours upon reasonable  notice.  The  Sub-Adviser  shall  immediately  notify  both the  Investment  Manager and the Trust of any legal process served upon it in connection  with its activities  hereunder,  including any legal process served upon it on behalf of the Investment  Manager,  the Portfolio or the Trust.  The Sub-Adviser  shall promptly notify the Investment  Manager of
(1) any changes in any  information  regarding the Sub-Adviser or the investment  program for the Portfolio  required to be disclosed  in  the  Trust's  Registration  Statement,  or (2)  any  violation  of any  requirement,  provision,  policy  or restriction that the Sub-advisor is required to comply with under Section 1 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser  is computed at an annual
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rate.  The fee shall be payable  monthly in  arrears,  based on the  average  daily net  assets of the  Portfolio  for each month, at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Adviser,  the net asset value of the Portfolio  shall be valued as set forth in the Registration  Statement.  If this Agreement is terminated,  the payment  described herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be  considered  as partners  or  participants  in a joint venture.  The  Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this  Agreement and will not be  obligated  to pay any  expenses  of the  Investment  Manager,  the  Portfolio  or the  Trust.  Except as  otherwise specifically  provided  herein,  the  Investment  Manager,  the  Portfolio  and the Trust will not be  obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of  Documents to the  Sub-Adviser.  The  Investment  Manager has  furnished  the  Sub-Adviser  with true,
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correct and complete copies of each of the following documents:

         (a)      The Agreement and Declaration of Trust of the Trust, as in effect on the date hereof;

         (b)      The By-laws of the Trust, as in effect on the date hereof;

         (c)      The resolutions of the Trustees  approving the engagement of the Sub-Adviser as portfolio  manager of the
                  Portfolio and approving the form of this Agreement;

         (d)      The resolutions of the Trustees  selecting the Investment  Manager as investment manager to the Portfolio and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Trust and of the Investment Manager, as in effect on the date hereof;

(g)      A list of  companies  the  securities  of  which  are not to be  bought  or sold  for the  Portfolio  ("Restricted
                  Securities"); and

(h)      Procedures adopted by the Trustees ("Board Adopted Procedures").

         The  Investment  Manager  will  furnish the  Sub-Adviser  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such amendments or supplements as to items (a) through (f) and (h) above will be provided within 30 days of the time such materials  become  available to the
Investment  Manager.  Such  amendments  or  supplements  as to item (g)above will be provided not later than the end of the business  day next  following  the date  such  amendments  or  supplements  become  known to the  Investment  Manager.  Any amendments  or  supplements  to the  foregoing  will not be deemed  effective  with  respect to the  Sub-Adviser  until the
Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such  additional  information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The Sub-Adviser has furnished the Investment Manager with true,
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correct and complete copies of each of the following documents:

         (a)      The  Sub-Adviser's  Form ADV as filed with the Securities and Exchange  Commission as of the date hereof, including the Sub-Adviser's most recent Form ADV Part II;

         (b)      The Sub-Adviser's most recent audited balance sheet;

         (c)      Separate  lists of persons who the  Sub-Adviser  wishes to have  authorized  to give written  and/or oral instructions to Custodians of Trust assets for the Portfolio;

(d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof;

(e)      The Sub-Adviser's proxy voting policy or guidelines

         The  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements will be  provided  within 30 days of the time such  materials  become  available  to the  Sub-Adviser.  Any  amendments  or supplements  to the foregoing  will not be deemed  effective  with respect to the  Investment  Manager until the Investment
Manager's receipt thereof.  The Sub-Adviser will provide  additional  information as the Investment  Manager may reasonably request in connection with the Sub-Adviser's performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto  understand  that any information or  recommendation  supplied by the
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Sub-Adviser in connection with the performance of its obligations  hereunder is to be regarded as confidential  and for use only by the  Investment  Manager,  the Trust or such persons the  Investment  Manager may designate in connection  with the
Portfolio.  The  parties  also  understand  that  any  information  supplied  to the  Sub-Adviser  in  connection  with the performance  of its  obligations  hereunder,  particularly,  but not  limited to, any list of  securities  which may not be bought or sold for the  Portfolio,  is to be regarded as  confidential  and for use only by the  Sub-Adviser  in connection with its obligation to provide investment advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party hereto hereby further  represents and warrants to the other that: (i)
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it is  registered as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  (ii) it will use its reasonable  best efforts to maintain each such  registration  or license in effect at all times during the term of this
Agreement;  (iii) it will promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended for any reason,  or if it is notified by any  regulatory  organization  or court of competent  jurisdiction  that it should show cause why its  registration  should not be suspended or terminated;  and (iv) it is duly authorized to enter into this
Agreement and to perform its obligations hereunder.

         The Sub-Adviser  further represents and warrants to the Investment Manager that the information  provided in items
(a) and (b) of paragraph 7 are true and not misleading.

         The  Investment  Manager  further  represents  and warrants to the  Sub-Adviser  that (i) the  appointment  of the
Sub-Adviser  by the  Investment  Manager  has been  duly  authorized  and (ii) it has  acted  and will  continue  to act in connection with the transactions  contemplated  hereby,  and the transactions  contemplated  hereby are, in conformity with the ICA, the Trust's governing documents and other applicable law.

10.      Liability.  In the  absence of willful  misfeasance,  bad  faith,  negligence  or  disregard  for its  obligations
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hereunder,  the  Sub-Adviser  shall not be  liable  to the  Trust,  the  Portfolio,  the  Portfolio's  shareholders  or the
Investment  Manager for any act or omission  resulting in any loss suffered by the Trust,  the Portfolio,  the  Portfolio's shareholders  or the  Investment  Manager in  connection  with any service to be provided  herein.  The Federal laws impose responsibilities  under certain circumstances on persons who act in good faith, and therefore,  nothing herein shall in any way  constitute a waiver or limitation  of any rights which the Trust,  the  Portfolio or the  Investment  Manager may have under applicable law.

11.      Other  Activities of the Sub-Adviser.  The Investment  Manager agrees that the Sub-Adviser and any of its partners
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or employees,  and persons  affiliated  with the  Sub-Adviser or with any such partner or employee,  may render  investment management or advisory  services to other investors and  institutions,  and that such investors and  institutions  may own, purchase or sell,  securities  or other  interests in property  that are the same as,  similar to, or different  from those which are selected for purchase,  holding or sale for the Portfolio.  The Investment Manager further  acknowledges that the
Sub-Adviser  shall be in all respects free to take action with respect to investments  in securities or other  interests in property  that are the same as,  similar  to, or  different  from  those  selected  for  purchase,  holding or sale for the
Portfolio.  The Investment  Manager  understands that the Sub-Adviser  shall not favor or disfavor any of the Sub-Adviser's clients  or class of  clients  in the  allocation  of  investment  opportunities,  so that to the  extent  practical,  such opportunities  will be  allocated  among the  Sub-Adviser's  clients over a period of time on a fair and  equitable  basis.
Nothing in this  Agreement  shall impose upon the  Sub-Adviser  any  obligation  (i) to purchase or sell,  or recommend for purchase or sale,  for the  Portfolio  any security  which the  Sub-Adviser,  its  partners,  affiliates  or employees  may purchase or sell for the  Sub-Adviser or such  partner's,  affiliate's or employee's own accounts or for the account of any other client of the  Sub-Adviser,  advisory or otherwise,  or (ii) to abstain from the purchase or sale of any security for the  Sub-Adviser's  other  clients,  advisory or otherwise,  which the  Investment  Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12.      Continuance  and  Termination.  This  Agreement  shall  remain in full force and effect for one year from the date
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hereof,  and is  renewable  annually  thereafter  by  specific  approval  of the  Trustees  or by vote of a majority of the outstanding  voting  securities  of the  Portfolio.  Any such  renewal  shall be  approved by the vote of a majority of the
Trustees who are not  interested  persons  under the ICA,  cast in person at a meeting  called for the purpose of voting on such  renewal.  This  Agreement  may be  terminated  without  penalty at any time by the  Investment  Manager  upon 60 days written notice to the Sub-Adviser or by the  Sub-Adviser  upon 90 days written notice to the Investment  Manager,  and will automatically  terminate in the event of (i) its  "assignment" by either party to this  Agreement,  as such term is defined in the ICA, subject to such exemptions as may be granted by the Securities and Exchange  Commission by rule,  regulation or order,  (ii) upon  termination  of the Management  Agreement,  provided the  Sub-Adviser  has received prior written notice thereof,  or (iii)  upon the  filing of  bankruptcy  proceedings  by the  Sub-Adviser  or the  filing  of any  receivorship proceedings against the Sub-Adviser.

13.      Notification.  The  Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the
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personnel  of the  Sub-Adviser  with  responsibility  for making  investment  decisions in relation to the  Portfolio  (the
"Portfolio  Manager(s)")  or who have been  authorized to give  instructions  to the Custodian.  The  Sub-Adviser  shall be responsible  for  reasonable  out-of-pocket  costs and expenses  incurred by the Investment  Manager,  the Portfolio or the
Trust to amend or supplement the Trust's  Prospectus:  (i) to reflect a change in Portfolio  Manager(s),  (ii) to reflect a change  in  control  of the  Sub-Adviser,  as  defined  by the ICA,  or (iii) to  effect an  assignment  of this  Agreement
(collectively,  "Sub-Adviser's  Action") or otherwise to comply with the ICA, the  Securities  Act of 1933, as amended (the
"1933 Act"),  any order granted to the  Investment  Manager,  the  Portfolio,  or the Trust by the  Securities and Exchange
Commission,  or any other applicable statute, law, rule or regulation,  as a result of such change;  provided however, that
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the  Sub-Adviser  shall not be responsible  for such costs and expenses where the  Sub-Adviser's  Action is the result of a request by the Investment Manager..

         The Sub-Adviser will obtain the Investment  Manager's  written approval prior to naming the Portfolio in any legal proceeding involving the Portfolio, its holdings, assets, liabilities, affairs, or reputation.

         Any notice,  instruction or other  communication  required or  contemplated by this Agreement shall be in writing.
All such  communications  shall be addressed to the  recipient at the address set forth below,  provided  that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           One Corporate Drive
                           Shelton, Connecticut  06484
                           Attention:  John Birch
                           Senior Vice President & Chief Operating Officer

Sub-Adviser:               William Blair & Company
                           222 West Adams Street
                           Chicago, IL 60606
                           Attn:  Greg Campbell, Esq.

Trust:                     American Skandia Trust
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Edward P. Macdonald, Esq.
                           Chief Counsel, Investment Management

14.      Indemnification.  The  Sub-Adviser  agrees to indemnify and hold harmless the Investment  Manager,  any affiliated
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person within the meaning of Section 2(a)(3) of the ICA  ("affiliated  person") of the Investment  Manager and each person, if any who,  within the meaning of Section 15 of the 1933 Act,  controls  ("controlling  person") the  Investment  Manager, against any and all losses,  claims,  damages,  liabilities or litigation  (including reasonable legal and other expenses), to which the  Investment  Manager or such  affiliated  person or controlling  person of the  Investment  Manager may become subject under the 1933 Act, the ICA, the Advisers Act, the Internal  Revenue Code,  under any other  statute,  law, rule or regulation, at common law or otherwise,  arising out of the Sub-Adviser's  responsibilities  hereunder (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross  negligence by the Sub-Adviser,  any of the  Sub-Adviser's employees or representatives  or any affiliate of or any person acting on behalf of the Sub-Adviser,  or (2) as a result of any untrue  statement or alleged untrue  statement of a material fact contained in the  Registration  Statement,  including any  amendment  thereof or any  supplement  thereto,  or the omission or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading,  if such a statement or omission was made in reliance  upon and in  conformity  with written  information  furnished by the  Sub-Adviser  to the  Investment
Manager,  the Portfolio,  the Trust or any affiliated person of the Investment Manager,  the Portfolio or the Trust or upon verbal  information  confirmed by the  Sub-Adviser in writing,  or (3) to the extent of, and as a result of, the failure of the Sub-Adviser to execute, or cause to be executed,  portfolio  investment  transactions  according to the requirements of the ICA, the  Registration  Statement  and the Board  Adopted  Procedures,  or (4) to the extent of, and as a result of the
Sub-Adviser's  failure to follow its own  internal  policies  and  procedures;  provided,  however,  that in no case is the
                                                                                --------   -------
Sub-Adviser's  indemnity  in favor of the  Investment  Manager  or any  affiliated  person  or  controlling  person  of the
Investment  Manager  deemed to protect  such person  against any  liability  to which any such person  would  otherwise  be subject by reason of willful  misconduct,  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The  Investment  Manager  agrees to indemnify  and hold harmless the  Sub-Adviser,  any  affiliated  person of the
Sub-Adviser  and each  controlling  person  of the  Sub-Adviser,  if any,  against  any and all  losses,  claims,  damages, liabilities or litigation  (including  reasonable  legal and other  expenses),  to which the Sub-Adviser or such affiliated person or  controlling  person of the  Sub-Adviser  may become  subject  under the 1933 Act, the ICA, the Advisers Act, the
Internal Revenue Code,  under any other statute,  law, rule or regulation,  at common law or otherwise,  arising out of the
Investment  Manager's  responsibilities  as investment manager of the Portfolio (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross negligence by the Investment Manager,  any of the Investment  Manager's employees or  representatives  or any affiliate of or any person acting on behalf of the  Investment  Manager,  or (2) as a result of any untrue  statement or alleged untrue  statement of a material fact contained in the  Registration  Statement,  including any  amendment  thereof or any  supplement  thereto,  or the omission or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading,  if such a statement or omission was made other than in reliance  upon and in  conformity  with written  information  furnished by the  Sub-Adviser,  or any affiliated  person of the  Sub-Adviser  or other than upon verbal  information  confirmed  by the  Sub-Adviser  in writing;
provided,  however,  that in no case is the Investment  Manager's  indemnity in favor of the  Sub-Adviser or any affiliated
--------   -------
person or  controlling  person of the  Sub-Adviser  deemed to protect such person  against any  liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless  disregard of its obligations  and duties under this  Agreement.  It is agreed that the Investment  Manager's  indemnification  obligations  under this Section 14 will extend to expenses and costs (including reasonable  attorneys  fees) incurred by the  Sub-Adviser as a result of any litigation  brought by the Investment  Manager alleging the  Sub-Adviser's  failure to perform its  obligations  and duties in the manner  required  under this  Agreement unless judgment is rendered for the Investment Manager.

15.      Conflict of Laws. The provisions of this Agreement shall be subject to all applicable  statutes,  laws,  rules and
         ----------------
regulations,  including,  without limitation,  the applicable  provisions of the ICA and rules and regulations  promulgated thereunder.  To the extent that any provision  contained  herein  conflicts  with any such  applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this  Agreement  shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement  shall  continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated only by
         --------------------------
an instrument in writing signed by the party against which enforcement of the change,  waiver,  discharge or termination is sought.  This Agreement  (including  Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and  construed in accordance  with,
         --------------------
the laws of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this Agreement
         ------------
is held to be illegal or made invalid by court  decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is November 11, 2002.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

-----------------------------------
___________________________________                                           John Birch

Senior Vice President & Chief Operating Officer

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                                  American Skandia Trust
                                     AST William Blair International Growth Portfolio
                                                  Sub-advisory Agreement

                                                         EXHIBIT A
                                                         ---------

An annual rate equal to the  following  percentages  of the  combined  average  daily net assets of the  Portfolio  and the series of American  Skandia  Advisor Funds,  Inc. that is managed by the  Sub-advisor and identified by the Sub-advisor and the  Investment  Manager as being similar to the  Portfolio:  .30% of the portion of the combined  average daily net assets not in excess of $500  million;  plus .25% of the portion over $500  million but not in excess of $1 billion;  plus .20% of the portion in excess of $1 billion.